Exhibit 10.6

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”), dated as of March 28, 2013, is by and between Pacific Ethanol, Inc., a Delaware corporation with offices located at 400 Capitol Mall, Suite 2060, Sacramento, CA 95814 (the “Company”), and the holder identified on the signature page hereto (“Holder”).

R E C I T A L S

A.                  On or about January 11, 2013, the Company issued (i) $22,192,490.64 in aggregate principal amount of its senior unsecured notes (the “Notes”) and (ii) a warrant (the “Warrant”) to purchase the Company’s common stock, $0.001 par value per share (the “Common Stock”), pursuant to a Securities Purchase Agreement dated as of December 19, 2012 (the “Securities Purchase Agreement”) to the Holder and certain other investors signatory thereto (collectively, the “Investors”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement as amended hereby.

B.                  In connection with the execution and delivery of the Securities Purchase Agreement, the Company entered into that certain Registration Rights Agreement, dated as of January 11, 2013 (the “Registration Rights Agreement”), by and between the Company and the Investors, pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

C.                  Pursuant to the terms of the Registration Rights Agreement, the Company filed with the SEC a registration statement on Form S-1 (Registration No. 333-186551) (the “Filed Registration Statement”) covering the Registrable Securities (as defined in the Registration Rights Agreement).

D.                  The Company and the Holder desire to enter into this Agreement, pursuant to which, among other things, the Company and the Holder shall amend the Securities Purchase Agreement, the Registration Rights Agreement, the Note and the Warrant (collectively, the “Offering Documents”).

E.                  As a closing condition to the transactions contemplated hereby, each of the holders of Notes and Warrants and signatories to the Securities Purchase Agreement and the Registration Rights Agreement as of the date hereof other than the Holder (the “Other Holders”) are executing agreements identical to this Agreement (the “Other Agreements”, and together with this Agreement, the “Agreements”).

A G R E E M E N T

1.                  Closing. Upon confirmation that the conditions to closing specified in this Agreement have been satisfied or duly waived by the Holder or the Company, as applicable, the closing of the amendments contemplated by this Agreement (the “Closing”) shall occur on March 28, 2013 or such other date as is mutually acceptable to the Holder and the Company (the “Closing Date”).

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2.                  Amendments to Offering Documents.

2.1              Ratifications. Except as otherwise expressly provided herein, each of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrant and the Note, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date of this Agreement: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, (ii) all references in the other Transaction Documents (as defined in the Securities Purchase Agreement) to “the Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, (iii) all references in the Registration Rights Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement, (iv) all references in the other Transaction Documents to the “Registration Rights Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement, (v) all references in the Warrant to “this Warrant”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Warrant shall mean the Warrant as amended by this Agreement, (vi) all references in the other Transaction Documents to “the Warrant”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Warrant shall mean the Warrant as amended by this Agreement, (vii) all references in the Note to “this Note”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Note shall mean the Note as amended by this Agreement, and (viii) all references in the other Transaction Documents to “the Note”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Note shall mean the Note as amended by this Agreement.

2.2              Amendment to Registration Rights Agreement. The Registration Rights Agreement is hereby amended as follows:

A.                The defined term “Filing Deadline” is hereby amended and restated as follows:

““Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), June 30, 2013 and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the date on which the Company was required to file such additional Registration Statement pursuant to the terms of this Agreement.”

2.3              Amendment to Securities Purchase Agreement. The Securities Purchase Agreement is hereby amended as follows:

A.          Section 3.1(f) of the Securities Purchase Agreement is hereby amended and restated as follows:

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“(f) The Securities. The Securities (including the Warrant Shares and an aggregate of 3,289,727 shares of Common Stock that may be issued as Interest Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (except for rights that have been waived or complied with). By no later than the Filing Deadline (as defined in the Registration Rights Agreement), the Company will have reserved from its duly authorized capital stock all 25,630,286 shares of Common Stock issuable upon exercise of the Warrants. Any Interest Shares issued pursuant to the terms of the Notes, when and if issued, will be duly authorized, duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (except for rights that have been waived or complied with). The offer, issuance and sale of the Notes, the Interest Shares, the Warrants and the Warrant Shares to the Investors pursuant to the Agreement, and in the case of the Warrant Shares and Interest Shares, pursuant to the Warrants and Notes, respectively, are exempt from the registration requirements of the 1933 Act.”

2.4              Amendments to Warrants. The Warrant is hereby amended as follows:

A.          The following clause in the introductory paragraph to the Warrant, “at any time or times on or after the date hereof (the “Issuance Date”)”, is hereby amended and restated to read as follows: “at any time or times on or after June 30, 2013 (the “Initial Exercisability Date”)”.

B.           The references to “Issuance Date” in Sections 1(a) and (h) of the Warrant are hereby amended and restated to read as follows: “Initial Exercisability Date”.

C.           Subclause (iii) of Section 5 of the Warrant is hereby amended and restated to read as follows:

“(iii) shall, commencing on the Initial Exercisability Date and for so long as this Warrant is outstanding after the Initial Exercisability Date, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).”

D.          The Warrant is amended to include a new Section 1(h) as follows:

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“(h)               Principal Market Regulation. This Warrant may not be exercised if (a) any of the Convertible Notes (as defined in the Note), Series A Warrants (as defined in the Note) or Series B Warrants (as defined in the Note) issued in the Convertible Note Transaction (as defined in the Note) are outstanding and the Company has not obtained stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 19.99% of the total number of shares of Common Stock outstanding on December 19, 2012 pursuant to the Convertible Notes, Series A Warrants and Series B Warrants issued in the Convertible Note Transaction, or (b) none of the Convertible Notes, Series A Warrants or Series B Warrants issued in the Convertible Note Transaction are outstanding and the Company has not obtained stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 19.99% of the total number of shares of Common Stock outstanding on December 19, 2012 pursuant to the Convertible Notes, Series A Warrants and Series B Warrants issued in the Convertible Note Transaction and the sum of (A) the aggregate number of Warrants Shares contemplated to be issued pursuant to the exercise, (B) the aggregate number of Warrant Shares previously issued pursuant to the terms of this Warrant and the other Warrants, and (C) the aggregate number of shares issued pursuant to the Convertible Notes, Series A Warrants and Series B Warrants issued in the Convertible Note Transaction will be more than 19.99% of the total number of shares of Common Stock outstanding on December 19, 2012 unless the Company has obtained either (x) stockholder approval for the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Listing Rule 5635(d) or (y) a waiver from NASDAQ of compliance with Rule 5635(d).”

2.5              Amendments to Note. The Note is hereby amended as follows:

A.          Section 1.3 of the Note is amended and restated to read in its entirety as follows:

“1.3 Until such time as the outstanding balance of the Note and the Other Notes are paid in full, within three Business Days of the receipt by the Company of any Net Cash Proceeds or any distributions to which the Company is entitled to with respect to Net Cash Proceeds received by any Subsidiary arising from any (i) Asset Sale (other than Asset Sales made pursuant to Section 5.6), (ii) Equity Issuance, (iii) Debt Issuance, or (iv) Property Loss Event, the Company shall prepay the Note and the Other Notes, ratably in accordance with their respective principal amounts, in an amount equal to 100% of such Net Cash Proceeds (or that amount necessary to pay the Note and the Other Notes in full); provided, that:

(a)                any such Net Cash Proceeds (or distributions with respect to Net Cash Proceeds) arising from any Equity Linked Issuance (other than the Convertible Note Transaction) shall, notwithstanding anything to the contrary in this Section 1.3, be applied as follows:

(i)                          until such time as the Company has made prepayments in accordance with this clause (a) in an aggregate amount equal to $653,895, to the prepayment of the Notes and Other Notes, ratably in accordance with their respective principal amounts;

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(ii)                        after the Company has made all payments required by the foregoing clause (a) and until such time as all 2013 Pacific Holding Debt is owned by the Company or no 2013 Pacific Holding Debt remains outstanding, 100% of such Net Cash Proceeds shall be applied, as elected by the Company, to either (x) the purchase by the Company of the 2013 Pacific Holding Debt (to the extent the same is permitted by the terms of the Pacific Holding Credit Facilities) or (y) the prepayment of the Notes and Other Notes, ratably in accordance with their respective principal amounts; and

(iii)                      after such time as all 2013 Pacific Holding Debt is owned by the Company or no 2013 Pacific Holding Debt remains outstanding, the Reduced Percentage of such Net Cash Proceeds shall be applied to the prepayment of the Notes and Other Notes, ratably in accordance with their respective principal amounts; provided, that no such Net Cash Proceeds shall be applied to make capital contributions or investments in, or otherwise purchase any Indebtedness, equity interests or Convertible Securities of any Subsidiary of the Company (provided however, that for purposes of this clause (iii), the proviso in the definition of “Subsidiary” will be disregarded). For the purposes of this Note, the “Reduced Percentage” means 75% until the occurrence of a Threshold Balance Reduction, and 50% thereafter.

(b)               any such Net Cash Proceeds (or distributions with respect to Net Cash Proceeds) arising from the issuance of the Series A Notes, the Series A Warrants and the Series B Warrants in the Convertible Note Transaction shall, notwithstanding anything to the contrary in this Section 1.3, be applied as follows:

(i)                          the Company shall use that portion of such Net Cash Proceeds determined by the Company to purchase a portion of the June Indebtedness and limited liability company interests of New PE Holdco LLC, a Delaware limited liability company, held by the holder(s) of the June Indebtedness; and

(ii)                        the Company shall use an aggregate of $3.5 million of such Net Cash Proceeds to purchase from the Revolving Lenders the Revolving Loans (as such terms are defined in the Pacific Holdings Restated Credit Facility), ratably in accordance with their additional priming facility commitments.

(c)                any such Net Cash Proceeds (or distributions with respect to Net Cash Proceeds) arising from the issuance of the Series B Notes in the Convertible Note Transaction shall, notwithstanding anything to the contrary in this Section 1.3, be applied as follows:

(i)                          the Company shall use that portion of such Net Cash Proceeds determined by the Company to purchase the remaining portion of the June Indebtedness and limited liability company interests of New PE Holdco LLC, a Delaware limited liability company, held by the holder(s) of the June Indebtedness;

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(ii)                        next, the Company shall place $2.0 million of such Net Cash Proceeds into a reserve account to service subordinated debt obligations of the Company; and

(iii)                      the balance of such Net Cash Proceeds, if any, to pay down the Note, the Other Notes and/or the Revolving Loans (as such term is defined in the Pacific Holding Restated Credit Facility).

Until such time as the outstanding balance of the Note and the Other Notes has been paid in full, within three (3) Business Days of the receipt by the Company of any payment of principal or interest on the Specified A-2 Debt (collectively, “Debt Repayment Amounts”), the Company shall prepay the Note and the Other Notes, pro rata in accordance with the respective Principal amounts thereof, in an amount equal to such Debt Repayment Amounts.”

B.                 Section 19.9(x) of the Note is amended and restated to read in its entirety as follows:

“(x) either (a) the Company has obtained stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 19.99% of the total number of shares of Common Stock outstanding on December 19, 2012 pursuant to the Convertible Notes, Series A Warrants and Series B Warrants issued in the Convertible Note Transaction and the sum of (A) the aggregate number of Interest Shares contemplated to be issued as Interest Shares under this Note and all Other Notes, (B) any Interest Shares previously issued pursuant to the terms of this Note and the Other Notes, and (C) the aggregate number of Warrant Shares (as defined in the Purchase Agreement) that have been or may be issued pursuant to the exercise of all Warrants (as defined in the Purchase Agreement) purchased pursuant to the Purchase Agreement is less than 19.99% of the total number of shares of Common Stock outstanding on December 19, 2012 unless the Company has obtained either (1) stockholder approval for the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Listing Rule 5635(d) or (2) a waiver from NASDAQ of compliance with Rule 5635(d), or (b) the Company has not obtained stockholder approval pursuant to NASDAQ Listing Rule 5635(d) for the issuance of more than 19.99% of the total number of shares of Common Stock outstanding on December 19, 2012 pursuant to the Convertible Notes, Series A Warrants and Series B Warrants issued in the Convertible Note Transaction and none of the Convertible Notes, Series A Warrants or Series B Warrants issued in the Convertible Note Transaction are outstanding and the sum of (A) the aggregate number of Interest Shares contemplated to be issued as Interest Shares under this Note and all Other Notes, (B) any Interest Shares previously issued pursuant to the terms of this Note and the Other Notes, (C) the aggregate number of Warrant Shares (as defined in the Purchase Agreement) that have been or may be issued pursuant to the exercise of all Warrants (as defined in the Purchase Agreement) purchased pursuant to the Purchase Agreement and (D) the aggregate number of shares issued pursuant to the Convertible Notes, Series A Warrants and Series B Warrants issued in the Convertible Note Transaction is less than 19.99% of the total number of shares of Common Stock outstanding on December 19, 2012 unless the Company has obtained either (1) stockholder approval for the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Listing Rule 5635(d) or (2) a waiver from NASDAQ of compliance with Rule 5635(d), and”.

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C.                 Section 19.39 of the Note is amended and restated to read in its entirety as follows:

“19.39 “Specified A-2 Debt” shall mean the Tranche A-2 Term Loans (as defined in the Pacific Holdings Restated Credit Facility) acquired by the Company (a) on the Issuance Date with the proceeds of the issuance of the Note and the Other Notes, and (b) with the proceeds of the issuance of the Convertible Notes and the Convertible Note Warrants.”

D.                Section 19.41 of the Note is amended and restated to read in its entirety as follows:

“19.41 “Threshold Balance Reduction” means, the aggregate outstanding principal balance of the Note and all Other Notes shall be less than the sum of (i) $10,769,297.82 plus (ii) the aggregate amount of all payments made by the Company against the Revolving Loans pursuant to Section 1.3(b)(ii) and/or Section 1.3(c)(iii) hereof.”

E.                 The Note is amended to include a new Section 19.47 as follows:

“19.47 “Convertible Note Transaction” means the transaction entered into on or about the date of the first amendment to this Note for the issuance and sale by the Company of (i) one or more amortizing subordinated notes in the aggregate principal amount of up to $6 million (the “Series A Notes”), warrants to purchase up to 11,826,000 shares of Common Stock (the “Series A Warrants”) and warrants to purchase up to 15,768,000 shares of Common Stock (the “Series B Warrants”), and (ii) one or more additional amortizing subordinated notes in the aggregate principal amount of up to $8 million (the “Series B Notes,” and together with the Initial Notes, the “Convertible Notes”), such Series B Notes to be issued and sold by the Company following approval by the Company’s stockholders of the Convertible Note Transaction and the satisfaction of certain equity and other conditions.”

F.            The Note is amended to include a new Section 19.48 as follows:

“19.48 “June Indebtedness” means amounts due and owning on June 25, 2013 under the Pacific Holding Restated Credit Facility.”

2.6              Other Agreements of the Company and the Holder. The Company and the Holder hereby agree as follows:

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A.                For the avoidance of doubt, payment pursuant to the Convertible Notes or the Convertible Note Warrants of any portion of the Buy-In Price in connection with a Conversion Failure or a Delivery Failure (as such terms are defined in the Convertible Notes or the Convertible Note Warrants) shall not constitute a violation of the covenants in Section 5.5 of Note.

B.                 All information provided to the Holder through the date of this Agreement with respect to the Convertible Note Transaction is deemed Consented Information and Privately Posted Information.

C.                 The Indebtedness evidenced by the Convertible Notes shall be deemed Subordinated Indebtedness.

D.                Any use of Net Cash Proceeds in accordance with Section 1.3 of the Note shall be deemed to be a Permitted Investment.

2.7              Withdrawal of Filed Registration Statement. Holder hereby consents to the Company withdrawing the Filed Registration Statement with the SEC. Nowithstanding Section 1 hereof, the provisions of this Section 2.7 shall take effect immediately upon the execution if this Agreement by the Company, the Holder and the Other Holders.

3.                  Company’s Representations and Warranties.

3.1              Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.2              No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

4.                  Holder’s Representations and Warranties.

4.1              Ownership of Note and Warrant. The Holder owns the Note and the Warrant free and clear of any liens (other than the obligations pursuant to this Agreement and applicable securities laws).

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4.2              Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.3              No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

5.                  Covenants.

5.1              Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Holder shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

5.2              Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement (the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Buyers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Agreements.

5.3              Fees. The Company shall be responsible for all costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all legal fees and disbursements in connection therewith.

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6.                  Conditions to Company’s Obligations Hereunder. The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

6.1              The Holder shall have duly executed this Agreement and delivered the same to the Company.

6.2              Each of the Other Holders shall have duly executed the Other Agreement of such Other Holder and delivered the same to the Company.

6.3              The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

6.4              The Convertible Note Transaction (as defined in the Note, as amended), shall close concurrent with the Closing.

7.                  Conditions to Holder’s Obligations Hereunder. The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder's sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1              The Company shall have duly executed and delivered this Agreement to the Holder.

7.2              The Company shall have delivered to the Holder a copy of each Other Agreement, duly executed and delivered by the Company and each Other Holder party thereto.

7.3              The Company shall have delivered to the Holder a certificate, in the form acceptable to the Holder, duly executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions authorizing the transactions contemplated hereby as adopted by the Company’s board of directors, in a form reasonably acceptable to the Holder, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.

7.4              Each and every representation and warranty of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder in the form acceptable to the Holder.

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7.5              No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Agreements.

7.6              The Company shall have delivered to the Holder such other documents relating to the transactions contemplated by this Agreement as the Holder or its counsel may reasonably request.

8.                  Termination. In the event that the Closing does not occur on or before five (5) Business Days from the date hereof due to the Company's or the Holder's failure to satisfy the conditions set forth in Sections 6 and 7 hereof (and the nonbreaching party's failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Agreements, as in effect prior to the execution of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PACIFIC ETHANOL, INC.

By: /s/ Bryon T. McGregor

Name: Bryon T. McGregor

Title: Chief Financial Officer

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

[_______________]

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